EXHIBIT 99

CONTACT:      Thor Erickson – Investor Relations
                                (770) 989-3110

Laura Brightwell – Media Relations
(770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.
REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS

•	Full-year 2009 diluted EPS totaled $1.48, or $1.60 excluding items affecting comparability; net income totaled $731 million, or $788 million on a comparable basis.

•	Fourth quarter EPS was 22 cents on both a reported and comparable basis.

•	CCE confirms full-year 2010 guidance of high single-digit comparable, currency neutral diluted earnings per share growth with continued strong free cash flow.

ATLANTA, February 10, 2010 -- Coca-Cola Enterprises (NYSE: CCE) today reported full-year 2009 net income of $731 million, or $1.48 per diluted common share.  Excluding certain items that impact comparability, the company achieved net income of $788 million, or $1.60 per diluted common share.  The following table provides a reconciliation of reported and comparable earnings per diluted common share:

	Fourth Quarter		Full Year
	2009	2008	2009	2008
Reported (GAAP)	$0.22	$(2.99)	$1.48	$(9.05)
Net Mark-to-Market Commodity Hedges	(0.03)	-	(0.06)	-
Restructuring Charges	0.01	0.09	0.15	0.17
Franchise Impairment Charge	-	3.12	-	10.18
Debt Extinguishment Costs	-	-	0.01	-
Net Tax Items	0.02	-	0.02	0.02
Comparable Diluted Earnings per Common Share (a)	$0.22	$0.22	$1.60	$1.32

(a) This non-GAAP financial information is provided to allow investors to more clearly evaluate operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The items listed are based on defined terms and thresholds and represent all material items management considered for year-over-year comparability.

    For full-year 2009, consolidated comparable operating income grew 9 percent. North American comparable operating income grew $126 million or 13 percent, and in Europe, operating income grew $63 million, or 7 percent, including a negative currency impact of $118 million.  Full-year revenues were down ½ percent, as North American revenue declined ½ percent and European revenue declined 1½ percent. Excluding a negative currency impact of 3½ percent, total revenues grew 3 percent. There was a negative currency impact of approximately 15 cents on comparable EPS results of $1.60.

In the fourth quarter, diluted EPS on a reported and comparable basis totaled 22 cents.  Revenue declined 2½ percent as a favorable currency impact of 3 percent was offset by four fewer selling days.

“Our 2009 results clearly demonstrate that we can deliver against our long term objectives even as we manage through difficult operating and economic conditions,” said John F. Brock, chairman and chief executive officer.  “Our earnings in 2009 were the highest in our history and up more than 20 percent from a year ago.  These results reflect the hard work and talent of our 70,000 employees, whose efforts have positioned CCE to deliver another year of earnings growth in 2010.

“Despite this success, we face lingering economic weakness throughout our territories and an evolving competitive environment,” Mr. Brock said. “However, we remain confident that we can continue to achieve our long-term objectives as we strive to be the world’s best beverage sales and customer service company.”

North American Results

For full-year 2009, comparable North American volume declined 5 percent, while net pricing per case grew 6½ percent.  Full year cost of sales per case increased 4 percent.  In the fourth quarter, North American volume declined 3 percent, while net pricing per case declined ½ percent reflecting the mix impact of slower sales of still beverages and single-serve packages.

“Though fourth quarter volume results reflect significant sequential improvement over the third quarter, we continue to see the impact of weak macroeconomic conditions on our overall results,” Mr. Brock said.  “Key channels, such as on premise, remain soft. We will continue to execute several key operating and brand initiatives to counter these conditions. For example, through our price/package architecture effort, we are offering customers and consumers important package and price point alternatives.

“We are also strengthening our marketplace presence through our Right Execution Daily initiative and through Selling and Merchandising Optimization, which enhances customer service and reduces costs,” Mr. Brock said.  “This work, coupled with the strength of our Red, Black and Silver Coca-Cola trademark portfolio as well as new brand activity including vitaminwater Zero, will help us reach our 2010 goals in North America.”

European Results

A balance of solid volume and pricing growth enabled Europe to achieve a third consecutive year of profit growth.  For the full year, comparable volume grew 5½ percent, with continental Europe growth of 5 percent and growth in Great Britain of 6 percent.  A key growth factor is the ongoing success of Coca-Cola Zero and the company’s Red, Black, and Silver initiative.  For the year, Coca-Cola trademark brands grew 7 percent, highlighted by growth for brand Coca-Cola, diet Coke/Coke light, and Coca-Cola Zero, which increased more than 15 percent.  Flavored sparkling drinks grew 3 percent, driven by Sprite and energy drinks.  Still beverages grew 1 percent for the year, with growth in water and declines for juices.

Comparable net pricing per case increased 4 percent for the full year on a currency-neutral basis.  In the fourth quarter, European volume increased 6 percent and comparable net pricing per case grew 3½ percent.

“Europe continues to deliver outstanding results, with balanced growth and profitability for the third consecutive year,” Mr. Brock said. “To build on this progress, it is vital that we continue to focus on core sparkling beverages, improve our overall still beverage portfolio, strengthen customer service amid a rapidly changing commercial environment, and further enhance our effectiveness and efficiency.

“We are committed to maximizing our operations to seize the attractive growth opportunities in Europe,” Mr. Brock said.

2010 Outlook

CCE reaffirmed the guidance delivered in its December conference call with analysts.  For 2010, the company expects operating income will increase in a mid to high single-digit range, driven by mid single-digit growth in both Europe and North America.  Revenue should increase at a low single-digit rate, driven by mid single-digit growth in Europe and essentially flat revenue in North America.

Comparable earnings per diluted common share will increase at a high single-digit rate, excluding currency.  Though it is too early to accurately evaluate the 2010 currency impact, at current rates, currency would have a negligible impact to full-year EPS.

The company also expects strong free cash flow of approximately $800 million, and capital expenditures of approximately $1 billion.  Interest expense is expected to decline modestly, and the effective tax rate for 2010 is expected to be approximately 26 percent.  Guidance excludes items affecting comparability and is currency-neutral.

Share Repurchase Plans Move Forward

CCE confirmed that it plans to repurchase up to $600 million of its common stock by the end of 2010 under previously authorized share repurchase programs.  Repurchased shares will be added to treasury stock and made available for general corporate purposes, including acquisition financing and the funding of various employee benefit and compensation plans. The company said its share repurchase plans may be adjusted depending on economic, operating, or other factors, including acquisition opportunities.

Conference Call with Investors

CCE will host a conference call with investors and analysts to discuss the company’s full-year 2009 results and 2010 outlook live over the Internet today at 10 a.m. ET.  The call can be accessed through our Web site at www.cokecce.com.

Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment.  CCE sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.  For more information about our company, please visit our website at www.cokecce.com.

Forward-Looking Statements
Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent SEC filings.

COCA-COLA ENTERPRISES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited; In Millions, Except Per Share Data)

	Fourth Quarter
	2009(a)	2008(b)	Change
Net Operating Revenues	$5,117	$5,237	(2.5)%
Cost of Sales	3,110	3,297	(5.5)%
Gross Profit	2,007	1,940	3.5%
Selling, Delivery, and Administrative Expenses	1,734	1,703	2.0%
Franchise License Impairment Charge	-	2,346
Operating Income (Loss)	273	(2,109)
Interest Expense, Net	133	153
Other Nonoperating Income (Expense), Net	3	(7)
Income (Loss) Before Income Taxes	143	(2,269)
Income Tax Expense (Benefit)	33	(819)
Net Income (Loss)	$110	$(1,450)
Basic Earnings (Loss) Per Common Share(c)	$0.22	$(2.99)
Diluted Earnings (Loss) Per Common Share(c)	$0.22	$(2.99)
Basic Weighted Average Common Shares Outstanding	490	486
Diluted Weighted Average Common Shares Outstanding	498	486

(a) Fourth-quarter 2009 net income includes net favorable items totaling $1 million, or $0.00 cents per diluted common share.
See page 11 of this earnings release for a list of these items.

(b) Fourth-quarter 2008 net loss includes net unfavorable items totaling $1.6 billion, or $3.21 cents per common share.
See page 11 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited; In Millions, Except Per Share Data)

	Full Year
	2009(a)	2008(b)	Change
Net Operating Revenues	$21,645	$21,807	(0.5)%
Cost of Sales	13,333	13,763	(3.0)%
Gross Profit	8,312	8,044	3.5%
Selling, Delivery, and Administrative Expenses	6,785	6,718	1.0%
Franchise License Impairment Charge	-	7,625
Operating Income (Loss)	1,527	(6,299)
Interest Expense, Net	574	587
Other Nonoperating Income (Expense), Net	10	(15)
Income (Loss) Before Income Taxes	963	(6,901)
Income Tax Expense (Benefit)	232	(2,507)
Net Income (Loss)	$731	$(4,394)
Basic Earnings (Loss) Per Common Share(c)	$1.49	$(9.05)
Diluted Earnings (Loss) Per Common Share(c)	$1.48	$(9.05)
Basic Weighted Average Common Shares Outstanding	488	485
Diluted Weighted Average Common Shares Outstanding	493	485

(a) Full year 2009 net income includes net unfavorable items totaling $57 million, or $0.12 cents per diluted common share.
See page 12 of this earnings release for a list of these items.

(b) Full year 2008 net loss includes net unfavorable items totaling $5 billion, or $10.37 cents per common share.
See page 12 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; In Millions)

	December 31,	December 31,
	2009	2008
ASSETS
Current:
Cash and cash equivalents	$ 1,036	$ 722
Trade accounts receivable, net	2,448	2,154
Amounts receivable from The Coca-Cola Company	205	154
Inventories	874	901
Current deferred income tax assets	222	244
Prepaid expenses and other current assets	385	408
Total Current Assets	5,170	4,583
Property, plant, and equipment, net	6,276	6,243
Goodwill	604	604
Franchise license intangible assets, net	3,491	3,234
Other noncurrent assets, net	875	925
Total Assets	$ 16,416	$ 15,589
LIABILITIES AND EQUITY (DEFICIT)
Current:
Accounts payable and accrued expenses	$ 3,273	$ 2,907
Amounts payable to The Coca-Cola Company	378	339
Deferred cash receipts from The Coca-Cola Company	51	46
Current portion of debt	886	1,782
Total Current Liabilities	4,588	5,074
Debt, less current portion	7,891	7,247
Other long-term obligations	1,796	2,115
Deferred cash receipts from The Coca-Cola Company,
less current	35	76
Noncurrent deferred income tax liabilities	1,224	1,086
Total Liabilities	15,534	15,598
Coca-Cola Enterprises Shareowners' Equity (Deficit)	859	(31)
Noncontrolling Interest	23	22
Total Liabilities and Equity (Deficit)	$ 16,416	$ 15,589

COCA-COLA ENTERPRISES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; In Millions)

	December 31,
	2009	2008
Cash Flows From Operating Activities
Net income (loss)	$731	$(4,394)
Adjustments to reconcile net income (loss) to net cash derived from operating activities:
Depreciation and amortization	1,043	1,050
Franchise license impairment charge	-	7,625
Share-based compensation expense	81	44
Deferred funding income from The Coca-Cola Company, net of cash received	(36)	(50)
Deferred income tax expense (benefit)	70	(2,599)
Pension and other postretirement expense less than contributions	(287)	(1)
Changes in assets and liabilities:
Trade accounts and other receivables	(212)	(118)
Inventories	51	(24)
Prepaid expenses and other assets	22	(175)
Accounts payable and accrued expenses	312	135
Other changes, net	5	125
Net cash derived from operating activities	1,780	1,618
Cash Flows From Investing Activities
Capital asset investments	(916)	(981)
Capital asset disposals	8	18
Acquisition of distribution rights	(80)	-
Other investing activities	(6)	(12)
Net cash used in investing activities	(994)	(975)
Cash Flows From Financing Activities
Change in commercial paper, net	(174)	(159)
Issuances of debt	1,322	1,614
Payments on debt	(1,542)	(1,464)
Dividend payments on common stock	(147)	(138)
Exercise of employee share options	59	18
Other financing activities	-	3
Net cash used in financing activities	(482)	(126)
Net effect of exchange rate changes on cash and cash equivalents	10	(18)
Net Change In Cash and Cash Equivalents	314	499
Cash and Cash Equivalents at Beginning of Period	722	223
Cash and Cash Equivalents at End of Period	$1,036	$722

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

	Fourth-Quarter 2009
		Items Impacting Comparability
Reconciliation of Income(a)	Reported (GAAP)	Net Mark-to- Market Commodity Hedges(b)	Restructuring Charges	Franchise Impairment Charge	Net Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$5,117	$-	$-	$-	$-	$5,117
Cost of Sales	3,110	27	-	-	-	3,137
Gross Profit	2,007	(27)	-	-	-	1,980
Selling, Delivery, and Administrative Expenses	1,734	2	(19)	-	-	1,717
Operating Income	273	(29)	19	-	-	263
Interest Expense, Net	133	-	-	-	-	133
Other Nonoperating Income, Net	3	-	-	-	-	3
Income Before Income Taxes	143	(29)	19	-	-	133
Income Tax Expense	33	(11)	13	-	(11)	24
Net Income	$110	$(18)	$6	$-	$11	$109
Diluted Earnings Per Common Share	$0.22	$(0.03)	$0.01	$-	$0.02	$0.22

	Fourth-Quarter 2008
		Items Impacting Comparability
Reconciliation of Income(a)	Reported (GAAP)	Net Mark-to- Market Commodity Hedges(b)	Restructuring Charges	Franchise Impairment Charge	Net Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$5,237	$-	$-	$-	$-	$5,237
Cost of Sales	3,297	-	-	-	-	3,297
Gross Profit	1,940	-	-	-	-	1,940
Selling, Delivery, and Administrative Expenses	1,703	-	(66)	-	-	1,637
Franchise Impairment Charge	2,346	-	-	(2,346)	-	-
Operating (Loss) Income	(2,109)	-	66	2,346	-	303
Interest Expense, Net	153	-	-	-	-	153
Other Nonoperating Expense, Net	(7)	-	-	-	-	(7)
(Loss) Income Before Income Taxes	(2,269)	-	66	2,346	-	143
Income Tax (Benefit) Expense	(819)	-	20	835	-	36
Net (Loss) Income	$(1,450)	$-	$46	$1,511	$-	$107
Diluted (Loss) Earnings Per Common Share	$(2.99)	$-	$0.09	$3.12	$-	$0.22

(a)
These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.  The items listed are based on defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b)	Amounts represent the net out of period mark-to-market impact of our non-designated commodity hedges.

Page 12 of 15 COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

	Full Year 2009
		Items Impacting Comparability
Reconciliation of Income(a)	Reported (GAAP)	Net Mark-to- Market Commodity Hedges(b)	Restructuring Charges	Franchise Impairment Charge	Debt Extinguishment Cost	Net Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$21,645	$-	$-	$-	$-	$-	$21,645
Cost of Sales	13,333	44	-	-	-	-	13,377
Gross Profit	8,312	(44)	-	-	-	-	8,268
Selling, Delivery, and Administrative Expenses	6,785	2	(114)	-	-	-	6,673
Operating Income	1,527	(46)	114	-	-	-	1,595
Interest Expense, Net	574	-	-	-	(9)	-	565
Other Nonoperating Income, Net	10	-	-	-	-	-	10
Income Before Income Taxes	963	(46)	114	-	9	-	1,040
Income Tax Expense	232	(16)	41	-	3	(8)	252
Net Income	$731	$(30)	$73	$-	$6	$8	$788
Diluted Earnings Per Common Share	$1.48	$(0.06)	$0.15	$-	$0.01	$0.02	$1.60

	Full Year 2008
		Items Impacting Comparability
Reconciliation of Income(a)	Reported (GAAP)	Net Mark-to- Market Commodity Hedges(b)	Restructuring Charges	Franchise Impairment Charge	Debt Extinguishment Cost	Net Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$21,807	$-	$-	$-	$-	$-	$21,807
Cost of Sales	13,763	-	-	-	-	-	13,763
Gross Profit	8,044	-	-	-	-	-	8,044
Selling, Delivery, and Administrative Expenses	6,718	-	(134)	-	-	-	6,584
Franchise Impairment Charge	7,625	-	-	(7,625)	-	-	-
Operating (Loss) Income	(6,299)	-	134	7,625	-	-	1,460
Interest Expense, Net	587	-	-	-	-	-	587
Other Nonoperating Expense, Net	(15)	-	-	-	-	-	(15)
(Loss) Income Before Income Taxes	(6,901)	-	134	7,625	-	-	858
Income Tax (Benefit) Expense	(2,507)	-	47	2,682	-	(11)	211
Net (Loss) Income	$(4,394)	$-	$87	$4,943	$-	$11	$647
Diluted (Loss) Earnings Per Common Share	$(9.05)	$-	$0.17	$10.18	$-	$0.02	$1.32

(a)
These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.  The items listed are based on defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b)	Amounts represent the net out of period mark-to-market impact of our non-designated commodity hedges.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions)

	Fourth-Quarter2009
	Reported (GAAP)	Items Impacting Comparability			Comparable (non-GAAP)
Reconciliation of Segment Income(a)		Net Mark-to-Market Commodity Hedges(b)	Restructuring Charges	Franchise Impairment Charge
North America	$201	$-	$9	$-	$210
Europe	165	-	3	-	168
Corporate	(93)	(29)	7	-	(115)
Operating Income	$273	$(29)	$19	$-	$263

	Fourth-Quarter 2008
	Reported (GAAP)	Items Impacting Comparability			Comparable (non-GAAP)
Reconciliation of Segment Income(a)		Net Mark-to- Market Commodity Hedges(b)	Restructuring Charges	Franchise Impairment Charge
North America	$(2,153)	$-	$46	$2,346	$239
Europe	168	-	7	-	175
Corporate	(124)	-	13	-	(111)
Operating (Loss) Income	$(2,109)	$-	$66	$2,346	$303

	Fourth Quarter
Segment Revenue	2009	2008
North America	$3,511	$3,817
Europe	1,606	1,420
Net Operating Revenues	$5,117	$5,237

(a)
These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results. The items listed are based on defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b)	Amounts represent the net out of period mark-to-market impact of our non-designated commodity hedges.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions)

	Full Year 2009
	Reported (GAAP)	Items Impacting Comparability			Comparable (non-GAAP)
Reconciliation of Segment Income(a)		Net Mark-to- Market Commodity Hedges(b)	Restructuring Charges	Franchise Impairment Charge
North America	$1,059	$-	$47	$-	$1,106
Europe	963	-	7	-	970
Corporate	(495)	(46)	60	-	(481)
Operating Income	$1,527	$(46)	$114	$-	$1,595

	Full Year 2008
	Reported (GAAP)	Items Impacting Comparability			Comparable (non-GAAP)
Reconciliation of Segment Income(a)		Net Mark-to- Market Commodity Hedges(b)	Restructuring Charges	Franchise Impairment Charge
North America	$(6,721)	$-	$76	$7,625	$980
Europe	891	-	16	-	907
Corporate	(469)	-	42	-	(427)
Operating (Loss) Income	$(6,299)	$-	$134	$7,625	$1,460

	Full Year
Segment Revenue	2009	2008
North America	$15,128	$15,188
Europe	6,517	6,619
Net Operating Revenues	$21,645	$21,807

(a)
These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends.  Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.  The items listed are based on defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b)	Amounts represent the net out of period mark-to-market impact of our non-designated commodity hedges.

	Fourth Quarter 2009 Change Versus Fourth Quarter 2008			Full Year 2009 Change Versus Full Year 2008
	North America	Europe	Consolidated	North America	Europe	Consolidated
Net Revenues Per Case
Change in Net Revenues per Case	0.5%	13.5%	4.5%	5.5%	(6.0)%	2.0%
Impact of Excluding Post Mix, Non-Trade, and Other	0.0%	(1.5)%	0.0%	0.5%	0.0%	0.5%
Bottle and Can Net Pricing Per Case(a)	0.5%	12.0%	4.5%	6.0%	(6.0)%	2.5%
Impact of Currency Exchange Rate Changes	(1.0)%	(8.5)%	(3.5)%	0.5%	10.0%	4.0%
Currency-Neutral Bottle and Can
Net Pricing per Case(b)	(0.5)%	3.5%	1.0%	6.5%	4.0%	6.5%

Cost of Sales Per Case
Change in Cost of Sales per Case	(4.5)%	13.0%	1.0%	2.5%	(8.0)%	0.0%
Impact of Excluding Post Mix, Non-Trade, and Other	0.5%	(1.5)%	0.5%	0.5%	0.0%	0.5%
Bottle and Can Cost of Sales Per Case(c)	(4.0)%	11.5%	1.5%	3.0%	(8.0)%	0.5%
Impact of Currency Exchange Rate Changes	(1.0)%	(8.5)%	(3.5)%	1.0%	9.5%	3.5%
Currency-Neutral Bottle and Can
Cost of Sales per Case(b)	(5.0)%	3.0%	(2.0)%	4.0%	1.5%	4.0%

Physical Case Bottle and Can Volume
Change in Volume	(8.5)%	(0.5)%	(6.5)%	(5.5)%	5.0%	(3.0)%
Impact of Selling Day Shift	5.5%	6.5%	6.0%	0.5%	0.5%	0.5%
Comparable Bottle and Can Volume(d)	(3.0)%	6.0%	(0.5)%	(5.0)%	5.5%	(2.5)%

	Full Year
Reconciliation of Free Cash Flow (e)	2009	2008
Net Cash From Operating Activities	$1,780	$1,618
Less: Capital Asset Investments	(916)	(981)
Add: Capital Asset Disposals	8	18
Free Cash Flow	$872	$655

	December 31,	December 31,
Reconciliation of Net Debt (f)	2009	2008
Current Portion of Debt	$886	$1,782
Debt, Less Current Portion	7,891	7,247
Less: Cash and Cash Equivalents	(1,036)	(722)
Net Debt	$7,741	$8,307

(a)
The non-GAAP financial measure "Bottle and Can Net Pricing per Case" is used to more clearly evaluate bottle and can pricing trends in the marketplace.  The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment.  Our bottle and can sales accounted for approximately 91 percent of our net revenue during 2009.

(b)
The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of Sales per Case" are used to separate the impact of currency exchange rate changes on our operations.

(c)
The non-GAAP financial measure "Bottle and Can Cost of Sales per Case" is used to more clearly evaluate cost trends for bottle and can products.  The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an understanding of the change in bottle and can ingredient and packaging costs.

(d)
"Comparable Bottle and Can Volume" excludes the impact of changes in the number of selling days between periods.  The measure is used to analyze the performance of our business on a constant period basis. There was one less selling day for the full year 2009 versus full year 2008. There were four less selling days in the fourth quarter of 2009 versus the fourth quarter of 2008.

(e)	The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(f)	The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.